FOr IMMEDIATE RELEASE

Merriman HOLDINGS, INC. Announces Financial Results
for the FIRST Quarter Ended March 31, 2012

Total revenues of $5,303,000, 24% above budget

Total Operating Expenses Decreased by 25% over the First Quarter 2011

SAN FRANCISCO – May 15, 2012 – Merriman Holdings, Inc. (OTCQX: MERR), the parent company of Merriman Capital, Inc., today released earnings for the first quarter 2012. We have opted not to do the typical previous quarter analysis in this release as we have dramatically altered the focus of our business. For all comparisons, please refer to our 10-Q.

•	For the three months ended March 31, 2012, total revenues were $5,303,000 which was 24% above budget;
•	Non GAAP net operating income, excluding non cash stock-based compensation expense of $1,717,000, was $230,000;
•	For the three months ended March 31, 2012, GAAP net operating loss was $1,487,000 which was primarily caused by non cash stock-based compensation expense of $1,717,000;
•	Total operating expenses decreased by 25% over the same quarter 2011 as a result of our new strategy as well as other operational improvements;
•	As of March 31, 2012, revenue per employee was $155,000 as compared to $119,000 for the same period in 2011;
•	Due to the Company’s repositioning of its business to focus on capital markets advisory and financial entrepreneur platform our other revenue saw a 254% increase in revenue in those areas.

Jon Merriman, Co-Chairman and Chief Executive Officer of Merriman Holdings, Inc., commented: “In the first quarter we began to realize benefits from our decision in late 2011 to focus on providing advice and other needed services for small-cap companies through our three business segments. This shift also enabled us to reduce our fixed costs significantly by eliminating certain non-profitable revenue activities.”

Will Febbo, Chief Operating Officer, stated, “Going forward, our revised compensation structure incentivizes performance and significantly reduces fixed cost. While we did see a significant charge of $1.7 million for stock based compensation expense during the quarter, this was mainly attributed to a onetime cleanup charge of option forfeitures and other non-recurring items. We are working hard to align our strategy and compensation while rebuilding a great culture.”

Merriman concluded, “Our banking and advisory pipelines are strong. I’m pleased with the 30% increase in revenue per employee, a metric we will be focusing aggressively on. More focused service for our clients and employees and increased profitable business is our straightforward mission. We continue to be well positioned to profit from advising and financing the vastly underserved universe of small-cap companies in a gradually more favorable economic and regulatory environment.”

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Use of Non-GAAP Financial Information

Merriman Holdings, Inc.’s management believes that certain non-GAAP financial measures, when taken together with the corresponding consolidated GAAP measures, provide incremental insight into the underlying factors and trends affecting both Merriman Holdings, Inc.’s performance and its cash generating potential. Management believes that these non-GAAP measures increase the transparency of the company's current results and enable investors to more fully understand trends in its current and future performance.

Thus, in addition to the financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures that we believe are helpful in understanding our financial performance. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, "GAAP to Non-GAAP Reconciliations." Management regularly uses these supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods.

Conference Call for the First Quarter 2012 Results

Following this announcement, Merriman’s management will host a teleconference call beginning at 1:30 PM (PT) / 4:30 PM (ET) today, Tuesday, May 15, 2012, to discuss the results and related matters. Interested listeners and participants may access the live teleconference call by dialing (877) 941-6009 or may access the live webcast at www.merrimanco.com.

For those unable to listen to the live teleconference call, a replay version of the event will be available shortly following the conclusion of the live call and can be accessed by dialing (800) 406-7325 (Pass code: 4537809#). The call will also be archived in the investor relations section of the Company’s website.

About Merriman Capital, Inc.

Merriman Capital, Inc. is an investment banking firm providing equity and options execution services, market making, and differentiated research for high growth companies. The firm also provides capital raising, advisory, and M&A services. Merriman Capital, Inc. is a wholly owned subsidiary of Merriman Holdings, Inc. (OTCQX: MERR) and is the leading investment banking firm for OTCQX companies. For more information, please go to http://www.merrimanco.com/.

Merriman Capital, Inc. is a registered broker-dealer and member of The Financial Industry Regulatory Authority (FINRA) http://www.finra.org/ and the Securities Investor Protection Corporation (SIPC) http://www.sipc.org/.

Note to Investors

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. This release does not constitute an offer to sell or a solicitation of offers to buy any securities of the Company. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K/A filed on April 30, 2012. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. The Form 10-K/A filed on April 30, 2012, together with this press release and the financial information contained herein, are available on our website, www.merrimanco.com. Please click on "Investor Relations."

At the Company:

Michael Doran

General Counsel

(415) 568-3905

Will Febbo

Chief Operating Officer

(415) 248-5603

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MERRIMAN HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended
	March 31,	March 31,
	2012	2011

Revenues:
Commissions	$1,337,724	$3,931,783
Principal transactions	951,622	1,203,912
Investment banking	2,621,181	4,279,736
Other	391,989	110,657

Total revenues	5,302,516	9,526,088

Operating expenses:
Compensation and benefits	3,009,080	5,951,068
Stock-based compensation	1,717,158	269,952
Brokerage and clearing fees	158,267	427,750
Professional services	271,583	426,331
Occupancy and equipment	493,445	454,073
Communications and technology	316,969	479,049
Depreciation and amortization	5,283	66,398
Travel and entertainment	75,542	311,495
Legal services	209,924	168,626
Cost of underwriting capital	117,000	97,625
Other	415,585	372,436

Total operating expenses	6,789,836	9,024,803

Operating income (loss)	(1,487,320)	501,285

Other income	15,000	-
Interest income	1,234	1,381
Interest expense	(69,264)	(51,470)
Amortization of debt discount	(28,127)	49,768
Loss on equity exchange	(182,776)	-

Income (loss) from operations before income taxes	(1,751,253)	500,964

Income tax benefit (expense)	-	(58,198)

Net income (loss)	$(1,751,253)	$442,766

Preferred stock cash dividend	(42,061)	(140,072)

Net income (loss) attributable to common shareholders	$(1,793,314)	$302,694

Basic net income (loss) per share:

Net income (loss) attributable to common shareholders	$(0.27)	$0.13

Diluted net income (loss) per share:

Net income (loss) attributable to common shareholders	$(0.27)	$0.05

Weighted average number of common shares:
Basic	6,544,918	2,369,412
Diluted	6,544,918	5,621,733

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MERRIMAN HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(unaudited)

	March 31,	December 31,
	2012	2011
ASSETS
Cash and cash equivalents	$2,057,650	$4,003,512
Securities owned:
Marketable, at fair value	3,080,164	2,136,352
Not readily marketable, at estimated fair value	534,810	347,218
Restricted cash	680,028	680,028
Due from clearing broker	61,559	124,805
Accounts receivable, net	515,892	359,900
Prepaid expenses and other assets	538,270	506,708
Equipment and fixtures, net	26,764	30,537
Total assets	$7,495,137	$8,189,060
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Accounts payable	$277,320	$246,040
Commissions and bonus payable	816,888	986,722
Accrued expenses and other	1,086,065	1,757,342
Deferred rent	206,177	236,996
Deferred revenue	613,930	688,074
Notes payable	867,839	679,454
Notes payable to related parties	846,507	1,006,765
Total liabilities	4,714,726	5,601,393

Shareholders’ equity:
Convertible preferred stock, Series A–$0.0001 par value; 2,000,000 shares authorized; 2,000,000 shares issued and 0 shares outstanding as of
March 31, 2012 and December 31, 2011; aggregate liquidation
preference of $0	-	-
Convertible preferred stock, Series B–$0.0001 par value; 12,500,000 shares authorized; 8,750,000 shares issued and 0 shares outstanding as of
March 31, 2012 and December 31, 2011; aggregate liquidation
preference of $0	-	-
Convertible preferred stock, Series C–$0.0001 par value; 14,200,000 shares authorized; 11,800,000 shares issued and 0 shares outstanding as of
March 31, 2011 and December 31, 2011; aggregate liquidation
preference of $0	-	-
Convertible preferred stock, Series D–$0.0001 par value; 24,000,000 shares authorized, 23,720,916 and 23,720,916 shares issued
and 18,632,974 and 19,563,206 shares outstanding as of
March 31, 2012 and December 31, 2011, respectively;
aggregate liquidation preference of $8,132,362 prior to conversion,
and pari passu with common stock on conversion	1,864	1,957
Convertible Preferred stock, Series E–$0.0001 par value; 5,000,000 shares authorized, 3,234,830 and 2,531,744 shares issued and
3,234,830 and 2,531,744 shares outstanding as of March 31,
2012 and December 31, 2011, respectively; aggregate
liquidation preference of $2,076,126 prior to conversion, and pari
passu with common stock on conversion	323	253
Common stock, $0.0001 par value; 300,000,000 shares authorized;
6,894,316 and 6,183,815 shares issued and 6,864,880 and
6,154,379 shares outstanding as of March 31, 2012 and
December 31, 2011, respectively	690	619
Additional paid-in capital	142,801,903	140,857,954
Treasury stock	(225,613)	(225,613)
Accumulated deficit	(139,798,756)	(138,047,503)
Total shareholders’ equity	2,780,411	2,587,667
Total liabilities and shareholders’ equity	$7,495,137	$8,189,060

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Our non-GAAP financial measures include adjustments based on the following items:

Net operating income, excluding non cash stock-based compensation: We have excluded the effect of stock-based compensation from our non-GAAP operating income. During the quarter ended March 31, 2012, the Company offered employees the opportunity to relinquish outstanding options with exercise prices that were significantly higher than the current market price of the Company’s common stock. Returned options increase the pool of options available for new grants, which the Company believes have greater potential to incentivize employees. As of March 31, 2012, eight option holders consented to relinquish their rights in their currently held options. The Company accounted for this transaction in accordance with the guidance of ASC 718-20 Compensation – Stock Compensation which states that a cancellation of an award that is not accompanied by the concurrent grant of (or offer to grant) a replacement award or other valuable consideration shall be accounted for as a repurchase for no consideration. Accordingly, $1,075,000 unamortized stock based compensation expense related to the forfeited options as of the cancellation date was expensed and included in the Company’s consolidated statement of operations for the three months ended March 31, 2012. There was also $642,000 of other stock-based compensation expense recorded in the quarter ended March 31, 2012 not related to the option forfeiture. Although stock-based compensation is a key incentive offered to our employees and consultants, we evaluate our business performance excluding stock-based compensation expense. The option forfeiture was a one-time expense, but other stock-based compensation expense will recur in future periods.

Reconciliation of Non-GAAP financial measure to nearest GAAP financial measure:

	Quarter ended March 31, 2012	Quarter ended March 31, 2011
Non GAAP net operating income	$230,000	$231,000
Add compensation expense related to forfeiture	1,075,000	-0-
Add other non cash stock-based compensation expense	642,000	270,000

GAAP net operating income (loss)	$(1,487,000)	$501,000

These non-GAAP financial measures are not consistent with GAAP because they do not fully reflect expenses. The above-mentioned non-GAAP measures are generated by adjusting the related GAAP measures solely to reverse the effect of the above mentioned non-cash and/or non-core operating expenses. The Company uses these financial measures to provide additional insight into current operating and business trends not readily apparent from the GAAP results.

Management believes users of Merriman Holdings, Inc.’s financial statements will benefit from greater transparency in referring to these non-GAAP financial measures when assessing the Company's operating results, as well as when forecasting and analyzing future periods. However, management recognizes that:

-	these non-GAAP financial measures are limited in their usefulness and should be considered only as a supplement to the Company's GAAP financial measures;
-	these non-GAAP financial measures should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP;

-	these non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the Company's GAAP financial measures;
-	these non-GAAP financial measures should not be considered to be superior to the Company's GAAP financial measures;

-	these non-GAAP financial measures were not prepared in accordance with GAAP and investors should not assume that the non-GAAP financial measures presented in this earnings release were prepared under a comprehensive set of rules or principles; and
-	management intends to continue to track and present these non-GAAP financial measures for future periods.

Further, these non-GAAP financial measures may be unique to Merriman Holdings, Inc., as they may be different from non-GAAP financial measures used by other companies. As such, this presentation of non-GAAP financial measures may not enhance the comparability of the Company's results to the results of other companies.

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